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Exhibit 10.08

                                  ZymeTx, Inc.
                         800 Research Parkway, Suite 100
                             Oklahoma City, OK 73104
                       (405) 271-1314 Fax: (405) 271-1944

December 26, 2001

Mr. Mike D. Morgan
Vice President of Business Operations
Oklahoma Medical Research Foundation
825 Northeast 13th Street
Oklahoma City, OK 73104

Dear Mr. Morgan:

With reference to your letter dated December 12, 2001, and OMRF's continuing waiver of default on ZymeTx's past due notes payable, we propose the following:
ZymeTx will provide OMRF with a note payable in the amount of $51,390.45, which will make us current on our past due payments. We also propose to add to the note outstanding royalties due OMRF as of December 31, 2001 (approximately $20,000). The note will be be dated December 31, 2001, bear interest at twelve per cent and be payable on May 31, 2002. We will also issue a warrant for each dollar of the note payable for the purchase of ZymeTx common stock at an exercise price of $.30 per share. The warrants will expire on December 31, 2006.

Please indicate your acceptance of our proposal and we will execute the note and issue the warrants by January 15, 2002.

Very truly yours,

/s/ Fred E. Hiller

Fred E. Hiller
Chief Financial Officer


ACCEPTED BY:   NAME   Mike D. Morgan
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               TITLE  Vice President of Business Operations
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SIGNATURE /s/ Mike D. Morgan   Date 12/26/01
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